SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                        Date of report: April 11, 2003
                        -------------------------------
                        (Date of earliest event report)


                       CONSOLIDATED RESOURCES GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Florida
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                  (State or other jurisdiction of incorporation)


       0-21725                       5190                     65-0886132
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(Commission File No.)     (Primary Standard Industrial      (I.R.S. Employer
                          Classification Code Number)     Identification No.)


                        975 S. Congress Avenue, Suite 102
                              Delray Beach, FL 33450
                                   561-265-3600
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         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


                             ------------------------

                                Joseph R. Bergmann
                        975 S. Congress Avenue, Suite 102
                              Delray Beach, FL 33445
                                   561-265-3600

            ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                             ------------------------



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Item 5. Other Events and Regulation FD Disclosure.

On November 15, 2002 Consolidated Resources Group, Inc. ("the Company") as plaintiff filed suit (Civil Action No. 3-02CV2499-P) on November 15, 2002 in
U. S. District Court, Northern District of Texas, Dallas Division, against defendants Marie N. Rolfe ("Rolfe"), Charles M. Childers ("Childers"), Daniel R. Lescamela ("Lescamela") and Vance Energy Ltd ("Vance"). The Company had entered into an agreement on December 6, 2001 whereby it purchased all of the outstanding shares of Graham Energy of NV, Inc ("GENV"), which owned certain oil and gas leases and attendant production equipment, in exchange for 4,000,000 shares of Company common stock issued to GENV's shareholder. The Company alleged that defendants Rolfe, as President of GENV, and Childers, as part of a common business enterprise with Alpine & Pecos Petroleum, Inc. ("Alpine"), conspired to defraud the Company of all of GENV's leases and equipment by causing GENV, through various misrepresentations, to enter into an agreements with Alpine to provide production services to GENV in consideration of staggered payments totalling $1,000,000. The payments, evidenced by a promissory note to Alpine by GENV, were secured by the leases and equipment pursuant to an alleged security agreement executed by Rolfe, which agreement the Company alleges was, unbeknown to the Company, actually an assignment of all the leases and property to Alpine.

Another part of the above lawsuit relates to the Asset Purchase Agreement entered into on January 31, 2002 between the Company and Vance whereby the Company purchased certain oil and gas leases and attendant production equipment, in exchange for 3,316,000 shares of Company common stock issued to Vance. The Company alleged that defendants Rolfe, as President of GENV, and Lescamela, as president of Vance, conspired to defraud the Company of all of the leases and equipment purchased by the Company by, through various misrepresentations and without authorization: (a) assigning the leases and equipment to GENV rather than to the Company as prescribed by the terms of the January 31, 2002 agreement between the Company and Vance; and (b) causing GENV to enter into on January 31, 2002, a three-party farm-out agreement among GENV, Vance and Rockwood Resources, Inc. ("Rockwood") whereby Rockwood would provide production services to GENV and GENV would pay Vance $380,000 per well for completing an additional five wells

The Company sought $13,000,000 in monetary damages and other relief the court deemed appropriate in the above lawsuit.

In a proceeding related to the lawsuit described above, plaintiff Alpine & Pecos Petroleum, Inc. ("Alpine") filed suit (Cause No. 7037-D) on January 21, 2003 in the 350th District Court of Taylor County, Texas, against the Company and its subsidiary, Graham Energy of NV, Inc., as defendants. Alpine sought to enforce the agreements entered into by GENV and Alpine for production services as described above. Alpine alleged that the defendants were in default of payments amounting to $805,000 pursuant to the agreements between GENV and Alpine; and Alpine sought $805,000 in monetary damages, $80,000 in attorney fees and other relief the court deemed the plaintiff entitled.

On April 11, 2003 all of the parties to the above two lawsuits entered into a Compromise Settlement Agreement and Release (the "Settlement") dated March 31, 2003. The two related lawsuits are in process of being dismissed pursuant to the terms of the Settlement. In summary, the Settlement provides that all of the transactions described in the lawsuits are rescinded and settled as follows:

(1)	The Company returned all of the shares of GENV acquired in the
        December 6, 2001 transaction to GENV's original shareholder, and all 4,000,000 of the Company shares acquired in that transaction were returned to the Company;

(2)	Company returned all of the assets of Vance acquired in the
        January 31, 2002 transaction to Vance, and all 3,316,000 of the Company shares acquired in that transaction were returned to the Company;

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(3)     The defendants in the Texas federal district court lawsuit returned 1,715,000 shares of Company common stock to the Corporation;

(4)	An oil and gas lease and certain production equipment was
        assigned to the Company; and

(5)	The parties entered into mutual releases of all claims and agreed to dismiss all pending actions.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2003                 CONSOLIDATED RESOURCES GROUP, INC.



                                     ___/s/Joseph R. Bergmann__________
                                     By: Joseph R. Bergmann
                                     Its: President and Secretary



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